SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

(Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported): March 30, 2007

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94458
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 30, 2007, Senetek Plc (the “Company”) entered into an agreement with Valeant Pharmaceuticals North America Inc., the lead licensee of Senetek’s patented Kinetin anti-aging active ingredient and the exclusive licensee of Zeatin, a new Kinetin analog. Under the agreement, Senetek has granted Valeant a paid up license for Kinetin and Zeatin and has assigned to Valeant future royalties from other Kinetin licensees, in return for Senetek receiving a cash payment of $21 million, a waiver of $6 million in future marketing credits Senetek otherwise would have owed to Valeant, and a right to share in future royalties due to Valeant from other Kinetin licensees through 2011.

On April 2, 2007 the Company issued a press release announcing the agreement. The full text of the press release is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On April 2, 2007 the Company issued a press release announcing it had filed a Form 12b-25 in order to extend the time for the filing of its Form 10-K for the period ended December 31, 2006. The full text of the press release is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Number	Exhibit
10.1	Press release announcing agreement with Valeant Pharmaceuticals North America, Inc.
10.2	Press release announcing the filing of Form 12b-25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	SENETEK PLC
(Registrant)

	By:	/s/ William F. O’Kelly
	Name:	William F. O’Kelly
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Press release announcing agreement with Valeant Pharmaceuticals North America, Inc.
10.2	Press release announcing the filing of Form 12b-25